                                                                    EXHIBIT 4.8


                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT


         THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (hereinafter referred to as the "Amendment") is made and entered into as of this 29th day of July, 2002, between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, PCI CHEMICALS CANADA COMPANY, a Nova Scotia unlimited liability company, and PIONEER AMERICAS LLC, a Delaware limited liability company (hereinafter each individually is referred to as a "Borrower" and collectively as the "Borrowers").

                                    RECITALS

         A. Agent, the Lenders and the Borrowers have entered into that certain Loan and Security Agreement, dated as of December 31, 2001 (as amended by that certain First Amendment to Loan and Security Agreement dated as of April 15, 2002 and that certain Second Amendment to Loan and Security Agreement dated as of June 3, 2002 but effective as of May 31, 2002, herein the "Agreement").

         B. Agent, the Lenders and the Borrowers desire to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Agreement, as amended hereby.

                                   ARTICLE II
                                   AMENDMENTS

         Section 2.01. Amendment to Definitions. The following definitions shall be amended within Section 1.1 of the Agreement:

         (a) The definition of "Loan Documents" is hereby deleted in its entirety and amended to read as follows:

                  "Loan Documents" means this Agreement, the Canadian Security Documents, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Disbursement Letter, the Fee Letter, the Guaranty, the Reimbursement Agreement, the Letters of Credit and the applications and agreements executed in connection therewith, the Officers' Certificate, the Intercreditor Agreement, the Notice and Acknowledgment of the Oral Agreements, the Hedge Agreements, the Collateral Access Agreements, any note or notes executed by a Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Borrower and the Lender Group in connection with this Agreement.



THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 1


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         (b) The definition of "Obligations" is hereby deleted in its entirety and amended to read as follows:

                  "Obligations" means (a) all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Law, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit (including, without limitation, all participations purchased by Agent, on behalf of Lenders, under that certain Participation Agreement dated as of July 29, 2002 between Agent and Wells Fargo with respect to the purchase by Agent, for the benefit of the Lenders, of one hundred percent (100%) participation in all reimbursement obligations of the Borrowers under the Reimbursement Agreement), premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

         Section 2.02. New Definition of Reimbursement Agreement. The definition of "Reimbursement Agreement" is hereby amended and restated in its entirety to read as follows:

                  "Reimbursement Agreement" means that certain Reimbursement Agreement dated as of July 29, 2002 between the Borrowers and Agent, on behalf of Wells Fargo, as Issuing Lender of that certain Irrevocable Letter of Credit No. __________ dated July 29, 2002 in the amount of U.S. One Million Seven Hundred Ninety-Four Thousand Seven Hundred Seventeen and 81/100 Dollars ($1,794,717.81) and for the benefit of U.S. Bank National Association, as trustee (the "Successor Trustee") under that certain Trust Indenture between the Successor Trustee and Economic Development Corporation of Pierce County governing the Economic Development Corporation of Pierce County Variable Rate Demand Revenue Bonds, 1994 (T.C. Products, Inc. Project).

                                  ARTICLE III
                              CONDITIONS PRECEDENT

         Section 3.01. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived by Agent:



THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 2


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         (a) Agent shall have received the following documents, each in form and substance satisfactory to Agent:

                  (i) This Amendment, duly executed by Borrowers, together with the Consent and Ratification (the "Ratification") hereto, duly executed by the Guarantors;

                  (ii) The Reimbursement Agreement, duly executed by Borrowers; and

                  (iii) Company General Certificates dated as of the date of this Amendment, in form and substance satisfactory to Agent, certified by the Secretary of the Borrowers and the Guarantors certifying among other things, that the Borrowers' and Guarantors' Board of Directors have met and have adopted, approved, consented to and ratified resolutions which authorize the execution, delivery and performance by Borrowers of this Amendment, and the Guarantors of the Ratification, and each other document, instrument and agreement executed in connection with or relating to the Agreement, this Amendment or the Ratification (hereinafter individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents");

         (b) The representations and warranties contained herein, in the Agreement, as amended hereby, and/or in each other Loan Document shall be true and correct as of the date hereof, as if made on the date hereof;

         (c) No Event of Default shall have occurred and be continuing and no Default shall exist, unless such Event of Default or Default has been specifically waived in writing by Agent; and

         (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto, shall be satisfactory to Agent.

                                   ARTICLE IV
                  RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

         Section 4.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrowers and the Agent agree that the Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         Section 4.02. Representations and Warranties. Borrowers hereby represent and warrant to Agent as follows:

                  (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrowers and do not and will not conflict with or violate any provision of any Applicable Law, the Articles of Incorporation/Organization or Bylaws/Operating Agreement of Borrower or any agreement, document, judgment, license, order or permit applicable to or binding upon any of the Borrowers or their respective Property. No consent, approval, authorization or order of and no notice to or filing with, any court or governmental authority or third person is required in connection with the execution, delivery or performance of this Amendment or to consummate the transactions contemplated hereby.;



THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 3



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                  (b) the representations and warranties contained in the
         Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date;

                  (c) Borrower is in full compliance with all covenants and agreements contained in the Agreement, as amended hereby; and the other Loan Documents; and

                  (d) Borrower has not amended its Articles of Incorporation/Organization or Bylaws/Operating Agreement or other organizational documents since the date of the execution of the Agreement.

                  (e) No Borrower or Guarantor is in default in any of its indebtedness, liabilities or obligations under any of the Supplier Credit Agreements or under either of the Notes to Professionals and there are, to Borrowers' knowledge, no other defaults or events of default under any of the Supplier Credit Agreements or Notes to Professionals.

                                   ARTICLE V
                                  MISCELLANEOUS

         Section 5.01. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any closing shall affect the representations and warranties or the right of Agent to rely upon them.

         Section 5.02. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

         Section 5.03. Expenses of Agent. As provided in the Agreement, each Borrower agrees to pay on demand all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements hereto, including, without limitation, the reasonable costs and fees of Agent's legal counsel, and all reasonable costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of Agent's legal counsel.

         Section 5.04. RELEASE. EACH BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE AGENT OR THE LENDERS. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENT AND THE LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED,



THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 4


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FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR
IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST THE AGENT AND THE LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY OF THE OBLIGATIONS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

         Section 5.05. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 5.06. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERTO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN DALLAS, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         Section 5.07. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, the Lenders and the Borrowers and their respective successors and assigns, except the Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Agent.

         Section 5.08. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 5.09. Effect of Waiver. No consent or waiver, express or implied, by Agent to or for any breach of or deviation from any covenant or condition of the Agreement shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

         Section 5.10. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 5.11. FINAL AGREEMENT. THE AGREEMENT, AS AMENDED HEREBY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 5


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         IN WITNESS WHEREOF, the Borrowers, Agent and the Lenders have caused this Amendment to be executed on the date first written above by their duly authorized officers.


                                     PCI CHEMICALS CANADA COMPANY
                                     a Nova Scotia unlimited liability company

                                     By: /s/ Kent R. Stephenson
                                        ---------------------------------------
                                     Name:   Kent R. Stephenson
                                          -------------------------------------
                                     Title:  Vice President
                                           ------------------------------------


                                     PIONEER AMERICAS LLC
                                     a Delaware limited liability company

                                     PCI CHEMICALS CANADA COMPANY
                                     a Nova Scotia unlimited liability company

                                     By: /s/ Kent R. Stephenson
                                        ---------------------------------------
                                     Name:   Kent R. Stephenson
                                          -------------------------------------
                                     Title:  Vice President
                                           ------------------------------------

                                     FOOTHILL CAPITAL CORPORATION,
                                     a California corporation, as Agent and
                                     as a Lender

                                     By: /s/ John Nocita
                                        ---------------------------------------
                                     Name:   John Nocita
                                          -------------------------------------
                                     Title:  Vice President
                                           ------------------------------------





THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 6


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                            CONSENT AND RATIFICATION


         The undersigned, Pioneer Companies, Inc., Pioneer (East), Inc., Pioneer Licensing, Inc., Imperial West Chemical Co., KNA California, Inc., Pioneer Water Technologies, Inc., and KWT, Inc. (each a "Guarantor" and collectively the "Guarantors") have executed that certain continuing general guaranty dated as of December 31, 2001 (the "Guaranty"), in favor of FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders (as defined in the Guaranty). The Guarantors hereby consent and agree to the terms of the Third Amendment to Loan and Security Agreement dated as of July ___, 2002 (the "Amendment"), executed by PCI CHEMICALS CANADA COMPANY, a Nova Scotia unlimited liability company, and PIONEER AMERICAS LLC, a Delaware limited liability company (hereinafter each individually is referred to as a "Borrower" and collectively as the "Borrowers"), the Lenders and Agent, a copy of which is attached hereto, and the undersigned agree that the Guaranty shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the Guarantors in enforceable against the Guarantors in accordance with its terms. Furthermore, each Guarantor hereby agrees and acknowledges that
(a) the Guaranty is a "Loan Document" as such term is defined in the Amendment and as such term is defined in the Agreement, (b) the Guaranty is not subject to any claims, defenses or offsets, (c) nothing contained in this Amendment or any other Loan Document shall adversely affect any right or remedy of Agent under the Guaranty, (d) the execution and delivery of the Amendment shall in no way reduce, impair or discharge any obligations of the undersigned as guarantors pursuant to the Guaranty and shall not constitute a waiver by Agent of any of Agent's rights against the undersigned, (e) by virtue hereof and by virtue of the Guaranty, each Guarantor hereby guarantees to Agent the prompt and full payment and full and faithful performance by the Borrowers of the entirety of the Obligations (as defined in the Agreement) on the terms and conditions set forth in the Agreement as amended by the Amendment and any time further modified or amended, (f) the Guarantors' consent is not required to the effectiveness of the Amendment, and (g) no consent by the Guarantors is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Agreement or any present or future Loan Document.

                              Pioneer Companies, Inc.


                              By: /s/ Kent R. Stephenson
                                 ----------------------------------------------
                              Name:   Kent R. Stephenson
                                   --------------------------------------------
                              Title:  Vice President
                                    -------------------------------------------


                              Pioneer (East), Inc.


                              By: /s/ Kent R. Stephenson
                                 ----------------------------------------------
                              Name:   Kent R. Stephenson
                                   --------------------------------------------
                              Title:  Vice President
                                    -------------------------------------------




THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 7
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                              Pioneer Licensing, Inc.


                              By: /s/ Kent R. Stephenson
                                 ----------------------------------------------
                              Name:   Kent R. Stephenson
                                   --------------------------------------------
                              Title:  Vice President
                                    -------------------------------------------

                              Imperial West Chemical Co.


                              By: /s/ Kent R. Stephenson
                                 ----------------------------------------------
                              Name:   Kent R. Stephenson
                                   --------------------------------------------
                              Title:  Vice President
                                    -------------------------------------------


                              KNA California, Inc.


                              By: /s/ Kent R. Stephenson
                                 ----------------------------------------------
                              Name:   Kent R. Stephenson
                                   --------------------------------------------
                              Title:  Vice President
                                    -------------------------------------------


                              Pioneer Water Technologies, Inc.


                              By: /s/ Kent R. Stephenson
                                 ----------------------------------------------
                              Name:   Kent R. Stephenson
                                   --------------------------------------------
                              Title:  Vice President
                                    -------------------------------------------


                              KWT, Inc.


                              By: /s/ Kent R. Stephenson
                                 ----------------------------------------------
                              Name:   Kent R. Stephenson
                                   --------------------------------------------
                              Title:  Vice President
                                    -------------------------------------------






THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 8